Exhibit 31.02
Certification of Chief Financial Officer
Pursuant to Section 302 of Sarbanes-Oxley Act of 2002
I, Thomas R. Fox, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Angie’s List, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 26, 2015

/s/ THOMAS R. FOX
Thomas R. Fox
Chief Financial Officer
(Principal Financial Officer)